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                                                                  EXHIBIT 10.38




     FIRST AMENDMENT, dated as of January 20, 1998 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of December 18, 1997 the ("Credit Agreement"), among FEDERAL-MOGUL CORPORATION, a Michigan corporation (the "Company"), each Foreign Subsidiary Borrower named therein (together with the Company, the "Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other extensions of credit to the Borrowers; and

         WHEREAS, the Borrowers have requested, and, upon this Amendment becoming effective, the Required Prepayment Lenders and the Required Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         2. Amendment to Recitals to the Credit Agreement. The first recital to the Credit Agreement is hereby amended to read in its entirety as follows:

                          "WHEREAS, the Company is party to the Revolving Credit, Competitive Advance and Multicurrency Facility Agreement, dated as of June 16, 1997 (as hereinafter defined, the "Existing Credit Agreement"), with the several banks and other financial institutions party thereto and The Chase Manhattan Bank, as the administrative agent;"


         3. Amendments to Section 1.01 of the Credit Agreement. (a) The definition of "Net Cash Proceeds" contained in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence immediately at the end of such definition:

         "It is understood that the issuance by the Company of Capital Stock as a part of the consideration for the Fel- Pro Acquisition will not be deemed to generate Net Cash Proceeds."

         (b) Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following new definitions in their appropriate alphabetical order:

                          "`Existing Credit Agreement': the Revolving Credit, Competitive Advance and Multicurrency Facility Agreement, dated as of June 16, 1997, as amended from time to time.

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                          `Fel-Pro Acquisition Agreement':  the Equity Purchase
         Agreement, dated as of January 9, 1998, by and among the Company, as Buyer, and Fel-Pro Realty Corporation, McCormick Investments L.P. and the other Sellers listed therein, as sellers.

                          `Fel-Pro Acquisition': the acquisition by the Company pursuant to the Fel-Pro Acquisition Agreement of (i) the Equity Interests (as defined in the Fel-Pro Acquisition Agreement), consisting of all the partnership interests in Fel-Pro Master General Partnership, an Illinois general partnership, and all of the issued and outstanding capital stock of Felt Products Mfg. Co., a Delaware corporation, Fel-Pro Management Co., a Delaware corporation, Meridian Parts Corporation, a California corporation, and Fel-Pro Mexico S. de R.L. de C. V., a Mexican limited liability partnership and (ii) certain real property owned by Fel-Pro Realty Corporation, for consideration consisting of (a) approximately $495,000,000 in cash (which may include repayment of existing indebtedness of up to $10,000,000) and (b) Capital Stock of the Company having an aggregate market value of at least $225,000,000.

                          `Threshold Amount': $1,075,000,000; provided, that if a reduction of the Term Loan Commitments is required to be made pursuant to Section 6.04(d)(iv), the Threshold Amount shall be reduced to $875,000,000 upon the making of such reduction."

         4. Amendment to Section 3.01 of the Credit Agreement. The second sentence of Section 3.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "The Term Loans shall be made (i) on the Initial Term Loan Funding Date, in an aggregate principal amount not to exceed the aggregate purchase price of Target Shares purchased on such date and the amount applied to repay existing indebtedness of the Target on such date and to pay fees and expenses in respect of the transactions contemplated hereby (less the amount applied for such purposes from the proceeds of the Senior Subordinated Bridge Loans and of the 7% Trust Convertible Preferred Securities issued by Federal-Mogul Financing Trust on December 1, 1997 and December 10, 1997), (ii) on the later of (A) the Initial Term Loan Funding Date and (B) the closing date of the Fel-Pro Acquisition, in an aggregate principal amount of up to $500,000,000 and (iii) following the Initial Term Loan Funding Date, until the last day of the Term Loan Commitment Period, on up to ten Borrowing Dates, in a minimum aggregate principal amount of $75,000,000 on each such Borrowing Date unless otherwise agreed by the Administrative Agent and Borrower."

         5. Amendment to Section 6.04(d) of the Credit Agreement. Section 6.04(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

                          "(d) Unless the Required Prepayment Lenders and the Required Lenders shall otherwise agree, if any Capital Stock or Indebtedness (other than Indebtedness permitted by paragraphs (a) through (c), paragraphs (e) through (g) and paragraph (i) of Section
         10.05 as in effect prior to the Covenant Transition Date) shall be issued or incurred by the Company or any of its Subsidiaries at any time after November 30, 1997, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence toward the prepayment of the Term Loans as set forth in
         Section 6.08(b); provided, that, notwithstanding the foregoing:
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                          (i) on the Business Day immediately preceding the
                 Initial Revolving Credit Funding Date (or on such earlier date as the Company shall elect), the Company shall reduce the Term Loan Commitments (in the same order as prepayments of the Term Loans are to be applied pursuant to Section 6.08(b)) by an amount equal to (A) $75,000,000 and (B) the Net Cash Proceeds of any issuance after December 10, 1997 and prior to the Initial Revolving Credit Funding Date of the Company's Capital Stock yielding Gross Cash Proceeds in an amount which, together with the Gross Cash Proceeds of all prior issuances of the Company's Capital Stock during the Reduction Period (including the 7% Trust Convertible Securities issued by Federal-Mogul Financing Trust), aggregates less than the Threshold Amount;

                          (ii) if subsequent to December 10, 1997 and prior to
                 the Initial Term Loan Funding Date the Company receives Gross Cash Proceeds from the issuance of its Capital Stock in an amount which, together with the amount of Gross Cash Proceeds received in all prior Capital Stock issuance transactions consummated during the Reduction Period, aggregates the Threshold Amount or more, the Company may, on the Business Day immediately preceding the Initial Revolving Credit Funding Date (or on such earlier date as the Company shall elect), reduce the Senior Subordinated Bridge Loan Commitments by an aggregate amount up to the amount of the Net Cash Proceeds of such subsequent issuance, and the Term Loan Commitments shall be reduced, in the same order as prepayments of the Term Loans are to be applied pursuant to Section 6.08(b), by an amount equal to the excess of such Net Cash Proceeds over the amount by which the Company has reduced the Senior Subordinated Bridge Loan Commitments pursuant to this clause) (such reduction of the Term Loan Commitments to occur simultaneously with any reduction of the Senior Subordinated Bridge Loan Commitments and in any event not later than the Business Day immediately preceding the Initial Revolving Credit Funding
                 Date);

                          (iii) if on or after the Initial Term Loan Funding
                 Date the Company receives Gross Cash Proceeds from the issuance of its Capital Stock in an amount which, together with the amount of Gross Cash Proceeds received in the prior Capital Stock issuance transactions consummated during the Reduction Period, aggregates the Threshold Amount or more, the Company may apply the Net Cash Proceeds of such issuance to prepay the Senior Subordinated Debt, and the remainder of such Net Cash Proceeds not so applied shall be applied on the date of receipt thereof to prepay the Term Loans as set forth in
                 Section 6.08(b);

                          (iv) unless on or before May 1, 1998 the Company
                 shall have (A) consummated the Fel-Pro Acquisition and (B) as a portion of the consideration for the Fel-Pro Acquisition, issued at least $225,000,000 in aggregate market value of the Company's Capital Stock, the Company shall, on such date, reduce the Term Loan Commitments, in the same order as prepayments are required to be applied pursuant to Section 6.08(b), by $500,000,000;





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                          (v) Net Cash Proceeds of Subordinated Debt (other
                 than Senior Subordinated Debt) issued prior to the date of repayment in full of the Interim Term Loans and the Senior Subordinated Debt shall be applied on the date of receipt thereof toward the prepayment of the Interim Term Loans or, at the Company's option (if no Default or Event of Default is in existence), the Senior Subordinated Debt, and after the repayment in full of the Interim Term Loans, the Company shall not be required to apply proceeds of Subordinated Debt toward prepayment of the Loans;

                          (vi) the Company shall not be required to make
                 mandatory prepayments with the proceeds of Capital Stock issued to employees pursuant to stock option plans or similar arrangements, or Capital Stock issued as consideration for acquisitions made by the Company and its Subsidiaries;

                          (vii) after the Interim Term Loans have been repaid
                 in full, the Company shall not be required to make mandatory prepayments with proceeds of issuances by the Company of Capital Stock or Subordinated Debt, and the Company may use such Net Cash Proceeds to prepay the Senior Subordinated Debt or for other corporate purposes to the extent not prohibited hereunder; and

                          (viii) after the Collateral Release Date, the Company
                 shall not be required to make mandatory prepayments with the proceeds of Indebtedness."

         6. Amendment to Section 6.13 of the Credit Agreement. The second sentence of Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Up to $500,000,000 of the proceeds of the Term Loans may be used to finance the Fel-Pro Acquisition and related fees and expenses (or, as the case may be, to refinance loans made under the Existing Credit Agreement whose proceeds were used to finance the Fel-Pro Acquisition and related fees and expenses), and the remaining proceeds of the Term Loans shall be used in accordance with Schedule 6.13 (a) to finance the acquisition of the Target Shares, (b) to refinance existing indebtedness of the Target and (c) to pay fees and expenses incurred in connection with the Tender Offer and this Agreement."

         7. Amendments to Section 8.05 of the Credit Agreement. (a) The initial paragraph of Section 8.05 of the Credit Agreement is hereby amended to read in its entirety as follows:

                          "SECTION (a) Conditions to each Revolving Credit and Multicurrency Loan after Initial Revolving Credit Funding Date and Term Loans used to Finance or Refinance Fel-Pro Acquisition. The obligation of each Lender to make (i) any Revolving Credit Loan and Multicurrency Loan requested to be made by it on any date (other than the Revolving Credit Loans and Multicurrency Loans made on the Initial Revolving Credit Funding Date in an amount sufficient to repay all amounts outstanding under the Existing Credit Agreement), and (ii) the Term Loans whose proceeds will be used to finance the Fel-Pro Acquisition (or, as the case may be, to refinance loans made under the Existing Credit Agreement whose proceeds were used to finance the Fel-Pro Acquisition), is in each case subject to the satisfaction of the following conditions precedent:"





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         (b)  The last paragraph of Section 8.05 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Each borrowing by a Borrower of Revolving Credit Loans or Multicurrency Loans (other than any such Loans made on the Initial Revolving Credit Funding Date, to the extent the proceeds thereof are used solely to repay amounts outstanding under the Existing Credit Agreement), or of Term Loans whose proceeds are used to fund the Fel-Pro Acquisition, shall in each case constitute a representation and warranty by the Company and such Borrower as of the date of such Loan that the applicable conditions contained in this Section 8.05 have been satisfied."

         8.  Amendment to Section 9.11 of the Credit Agreement.   Section 9.11
of the Credit Agreement is hereby amended to add thereto the following new paragraph (d):

                 "(d) Without limiting the generality of the foregoing provisions of this Section 9.11, and subject to the provisions of the foregoing paragraph (c), the Company agrees that it shall comply with the provisions of the foregoing paragraphs (a) and (b) in respect of Subsidiaries and assets acquired in connection with the Fel-Pro Acquisition, promptly following consummation of the Fel-Pro Acquisition."

         9. Amendment to Section 10.04 of the Credit Agreement. Paragraph (b) of Section 10.04 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "(i) Liens on property or assets of any entity existing at the time such entity becomes a Subsidiary and not created in contemplation thereof;".

         10.  Amendment to Section 10.05 of the Credit Agreement.  Paragraph
(g) of Section 10.05 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "(g) (i) Indebtedness outstanding on the date hereof and listed on Schedule IV and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof), (ii) Indebtedness of the Target and its Subsidiaries outstanding on the date of consummation of the Acquisition, but not any refinancings, refundings, renewals or extensions thereof, (iii) Indebtedness of the entities acquired in the Fel-Pro Acquisition outstanding on the date of consummation of the Fel-Pro Acquisition and listed on Schedule IV-A, but not any refinancings, refundings, renewals or extensions thereof and (iv) other Indebtedness of the entities acquired in the Fel-Pro Acquisition outstanding on the date of consummation of the Fel-Pro Acquisition in an aggregate principal amount not exceeding $10,000,000 (provided, that the cash portion of the consideration for the Fel-Pro Acquisition shall be reduced by an equal amount), but not any refinancings, refundings, renewals or extensions thereof;

         11. Amendments to Section 10.11 of the Credit Agreement. (a) Paragraph (e) of Section 10.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "(e)  the Acquisition and the Fel-Pro Acquisition;".





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         (b)  Paragraph (j) of Section 10.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "(j) Investments to the extent that the consideration paid by the Company and its Subsidiaries is Capital Stock of the Company (provided that if such Investment is the acquisition of, in a single transaction or in a series of related transactions, all or substantially all of the equity interests of any Person, such acquisition is approved by the board of directors or analogous governing body of such Person); and".

         12. Amendments to Schedules to the Credit Agreement. Schedule IV to the Credit Agreement is hereby amended to add thereto Schedule IV-A, in the form of Annex I to this Amendment, and Schedule 10.08 to the Credit Agreement is hereby amended to read in its entirety as set forth in Annex II to this Amendment.

         13. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which (i) the Borrowers shall have executed and delivered to the Administrative Agent this Amendment and each of the Required Prepayment Lenders and the Required Lenders shall have delivered to the Administrative Agent its written consent to the execution and delivery hereof by the Administrative Agent and (ii) the Company shall have delivered to the Administrative Agent a copy of the Fel-Pro Acquisition Agreement.

         14. Representation and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to the Administrative Agent and each Lender as of the Amendment Effective Date that:

                 (a) Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other power and authority, and the legal right, to execute, deliver and perform this Amendment and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required with respect to the Company or any of its Subsidiaries in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for consents, filings, authorizations or approvals which have been obtained and are in full force and effect, and except for other approvals the failure to obtain which could not reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered on behalf of each of the applicable Loan Parties. This Amendment constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing.

                 (b) No Legal Bar. The execution, delivery and performance of this Amendment will not violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries, other than any such violation which could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation





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         or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except Liens created pursuant to the Loan Documents and any Lien which could not reasonably be expected to have a Material Adverse Effect.

                 (c) Representations and Warranties in Credit Agreement. Each of the representations and warranties set forth in Article VII of the Credit Agreement is true and correct in all material respects as of the Amendment Effective Date as if made on and as of the Amendment Effective Date (after giving effect to the amendments effected hereby), except if such representation or warranty relates to an earlier date, in which case such representation and warranty is true and correct in all material respects on such earlier date.

         15. General. (a) Payment of Expenses. The Company agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Amendment and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel (and any special or local counsel retained by such counsel to assist it) to the Administrative Agent.

         (b) No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the Notes are and shall remain in full force and effect.

         (C) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         (d) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be delivered to the Borrowers and the Administrative Agent.





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers and delivered in New York, New York as of the day and year first above written.


                                          FEDERAL-MOGUL CORPORATION


                                          By:
                                             ---------------------------------
                                              Name:
                                              Title:


                                          THE CHASE MANHATTAN BANK,
                                           as Administrative Agent and as a
                                           Lender


                                          By:
                                             --------------------------------
                                              Name:
                                              Title:





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Annex I


[To be completed]





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Annex II

                               [To be completed]